Exhibit (h)(6)

Exhibit A to the Amended and Restated Fund Administration Servicing Agreement

Separate Series of the Innovator ETFs Trust

Funds with an expense cap structure and where Non-Defined Outcome Minimums apply

Innovator IBD® 50 ETF

Funds with a unitary fee structure and where Non-Defined Outcome Minimums apply

Innovator IBD® ETF Leaders ETF

Innovator IBD® Breakout Opportunities ETF

Innovator Loup Frontier Tech ETF

Innovator Laddered Fund of U.S. Equity Power Buffer ETFs

Innovator S&P Investment Grade Preferred ETF

Funds with a unitary fee structure and where Defined Outcome Minimums apply

Innovator U.S. Equity Buffer ETF – January

Innovator U.S. Equity Buffer ETF – February

Innovator U.S. Equity Buffer ETF – March

Innovator U.S. Equity Buffer ETF – April

Innovator U.S. Equity Buffer ETF – May

Innovator U.S. Equity Buffer ETF – June

Innovator U.S. Equity Buffer ETF – July

Innovator U.S. Equity Buffer ETF – August

Innovator U.S. Equity Buffer ETF – September

Innovator U.S. Equity Buffer ETF – October

Innovator U.S. Equity Buffer ETF – November

Innovator U.S. Equity Buffer ETF – December

Innovator U.S. Equity Power Buffer ETF – January

Innovator U.S. Equity Power Buffer ETF – February

Innovator U.S. Equity Power Buffer ETF – March

Innovator U.S. Equity Power Buffer ETF – April

Innovator U.S. Equity Power Buffer ETF – May

Innovator U.S. Equity Power Buffer ETF – June

Innovator U.S. Equity Power Buffer ETF – July

Innovator U.S. Equity Power Buffer ETF – August

Innovator U.S. Equity Power Buffer ETF – September

Innovator U.S. Equity Power Buffer ETF – October

Innovator U.S. Equity Power Buffer ETF – November

Innovator U.S. Equity Power Buffer ETF – December

Innovator U.S. Equity Ultra Buffer ETF – January

Innovator U.S. Equity Ultra Buffer ETF – February

Innovator U.S. Equity Ultra Buffer ETF – March

Innovator U.S. Equity Ultra Buffer ETF – April

Innovator U.S. Equity Ultra Buffer ETF – May

Innovator U.S. Equity Ultra Buffer ETF – June

Innovator U.S. Equity Ultra Buffer ETF – July

Innovator U.S. Equity Ultra Buffer ETF – August

Innovator U.S. Equity Ultra Buffer ETF – September

Innovator U.S. Equity Ultra Buffer ETF – October

Innovator U.S. Equity Ultra Buffer ETF – November

Innovator U.S. Equity Ultra Buffer ETF – December

Innovator International Developed Power Buffer ETF – January

Innovator International Developed Power Buffer ETF – April

Innovator International Developed Power Buffer ETF – July

Innovator Emerging Markets Power Buffer ETF – January

Innovator Emerging Markets Power Buffer ETF – April

Innovator Emerging Markets Power Buffer ETF – July

Innovator U.S. Small Cap Power Buffer ETF – January

Innovator U.S. Small Cap Power Buffer ETF – April

Innovator U.S. Small Cap Power Buffer ETF – July

Innovator U.S. Small Cap Power Buffer ETF – October

Innovator Growth-100 Power Buffer ETF – January

Innovator Growth-100 Power Buffer ETF – April

Innovator Growth-100 Power Buffer ETF – July

Innovator Growth-100 Power Buffer ETF – October

Innovator 20+ Year Treasury Bond 5 Floor ETF – July

Innovator 20+ Year Treasury Bond 9 Buffer ETF – July

Innovator Triple Stacker ETF – October

Innovator Double Stacker ETF – October

Innovator Double Stacker 9 Buffer ETF – October

Innovator Triple Stacker ETF – January

Innovator Double Stacker ETF – January

Innovator Double Stacker 9 Buffer ETF – January

Innovator U.S. Equity Accelerated 9 Buffer ETF – April

Innovator U.S. Equity Accelerated ETF – April

Innovator U.S. Equity Accelerated ETF – Quarterly

Innovator Growth Accelerated ETF – Quarterly

Innovator U.S. Equity Accelerated Plus ETF – April

Innovator Growth Accelerated Plus ETF – April

Innovator U.S. Equity Accelerated 9 Buffer ETF – July

Innovator U.S. Equity Accelerated ETF – July

Innovator U.S. Equity Accelerated Plus ETF – July

Innovator Growth Accelerated Plus ETF – July

Innovator U.S. Equity Accelerated ETF – Quarterly

Innovator Growth Accelerated ETF – Quarterly

Innovator Defined Wealth Shield ETF

3